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              JILLIAN'S ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                              LIST OF SUBSIDIARIES
                                   EXHIBIT 21

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                                                         Percentage of Ownership            Percentage of Ownership
                                                         as of March 31, 1997               as of June 20, 1997
                                                         --------------------               -------------------


Jillian's, Inc. (a Delaware corporation)                 100%                               100%

Jillian's Billiard Club of Kendall, Inc.                 100%                               100%
(a Delaware corporation)

Jillian's Billiard Club of Seattle, Inc.                 100%                               100%
(a Delaware corporation)

Jillian's Billiard Club of Cleveland, Inc.               100%                               100%
(a Delaware corporation)

Jillian's Billiard Club of Coconut Grove, Inc.           100%                               100%
(an inactive Delaware corporation)

Jillian's Billiard Club of Cleveland Heights, Inc.       100%                               100%
(a Delaware corporation)

Carom Financial Corporation                              100%                               100%
(an inactive Florida corporation)

Jillian's Billiard Club of Champaign-Urbana, Inc.        100%                               100%
(an Illinois corporation)

Jillian's Billiard Club of Worcester, Inc.               100%                               100%
(a Massachusetts corporation)

Jillian's Billiard Club of Annapolis, Inc.               100%                               100%
(a Maryland corporation)

Jillian's Billiard Cafe, Inc.                            100%                               100%
(a Washington corporation)

Jillian's Billiard Club of Long Beach, Inc.              100%                               100%
(a California corporation)

Jillian's Billiard Club of Tacoma, Inc.                  100%                               100%
(a Delaware corporation)

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